Exhibit 99.1

Press Release

PokerTek Receives NASDAQ Capital Market Listing Approval

Matthews, NC - December 5, 2008: PokerTek, Inc. (NASDAQ: PTEK), the industry pioneer and worldwide leader in automated poker tables and related software, today reported that it has received approval from NASDAQ to transfer the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market, effective at the opening of the market on Monday, December 8, 2008.

The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as The NASDAQ Global Market. The NASDAQ Capital Market includes the securities of approximately 550 companies. PokerTek’s trading symbol will remain "PTEK” and trading of the Company's common stock will be unaffected by the transfer.

Companies listed on The NASDAQ Capital Market must satisfy the continued inclusion requirements for that market as set forth in NASDAQ Marketplace Rule 4310. PokerTek believes it is currently in compliance with such requirements.

About PokerTek:
PokerTek, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets products for the casino and amusement industries. PokerTek developed PokerPro® automated poker tables and related software applications to increase casino revenue, reduce expenses and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free. Heads-Up Challenge™ is a two-player table that allows bars and restaurant patrons to compete head-to-head in various games for amusement purposes, increases earnings opportunities for game operators and provides patrons unique and challenging on-site entertainment. Both products are installed worldwide. For more information, please visit PokerTek's website at www.pokertek.com.

Investor Contacts:
Mark Roberson, Chief Financial Officer, (704) 849-0860 x101 mark.roberson@pokertek.com
David Burke, KCSA Strategic Communications, (212) 896-1258 dburke@kcsa.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, amendment or termination of our loans, disruption of our relationships with our suppliers, competitive pressures, general economic and political conditions, such as political instability, credit market uncertainty, inflationary pressures from higher energy and fuel costs and the rate of economic growth or decline in our principal geographic markets, each of which may be amplified by recent disruptions in the U.S. and global financial markets, and our financial condition. These and other risks and uncertainties are described in more detail in our most recent Annual Report on Form 10-K, as well as other reports and statements that we file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in this and other reports that we file with the Securities and Exchange Commission that discuss factors germane to our business.